CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 624 and Amendment No. 627 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated March 31, 2026 on the financial statements and financial highlights of JLens 500 Jewish Advocacy U.S. ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 28, 2026